Exhibit 99.1

The J.G. Wentworth Company® Reports Second Quarter 2016 Results

Home Lending Achieves Record Locked and Closed Loan Volumes
Company On Track to Achieve Annual Cost Savings Goals

RADNOR, Pa. - (BUSINESS WIRE) - August 9, 2016 The J.G. Wentworth Company® ("J.G. Wentworth" or the "Company") (OTCQX: JGWE), a diversified financial services company, today reports financial results for the second quarter 2016. "I am very pleased by the progress made during the second quarter. Home Lending reported record locked and closed loan volumes, and Structured Settlements continued its turnaround as we focus on profitability. Additionally, we now believe we have a path to increase our annual cost savings to $40 - $45 million," said Stewart A. Stockdale, Chief Executive Officer, The J.G. Wentworth Company.
The following are highlights from the second quarter:
GAAP Second Quarter 2016 Results:

•
Consolidated revenues were $82.7 million, an increase of $21.3 million from the $61.4 million reported in the second quarter 2015. The increase was due primarily to the $26.8 million in revenue generated by the Home Lending segment ("Home Lending") that we acquired on July 31, 2015, partially offset by a $5.4 million decline in our Structured Settlement Payments segment's ("Structured Settlements") revenue that was driven principally by a $85.8 million decrease in Total Receivable Balances ("TRB") purchases from the comparable period in the prior year.

▪	Home Lending generated mortgage lock volume of $1.4 billion and closed loan volume of $845.5 million in the second quarter of 2016.

▪
The Company had $4.4 billion in VIE and other finance receivables, at fair value and $4.0 billion in VIE long-term debt issued by securitization and permanent financing trusts, at fair value as of June 30, 2016.

•
Consolidated net loss was $23.5 million compared to the $26.6 million consolidated net loss in the second quarter 2015. The $3.1 million favorable change was principally due to: (i) $7.5 million in pre-tax income generated by Home Lending driven by $1.4 billion in loan lock volume and (ii) a $4.3 million increase in our consolidated benefit for income taxes, partially offset by a $8.7 million increase in Structured Settlement's pre-tax loss. The increase in Structured Settlement's pre-tax loss was primarily the result of: (i) a $5.4 million decline in the segment's revenue driven largely by a decrease in TRB purchases from the prior year, (ii) a $5.5 million non-cash impairment charge to reduce intangible assets acquired in connection with the Company's 2011 acquisition of Orchard Acquisition Company to their respective fair values and (iii) a $1.5 million severance charge incurred in the current quarter in connection with our cost-savings initiatives, partially offset by a net $3.5 million reduction in Structured Settlement's other operating expenses reflecting the benefits of our cost savings initiatives.

Adjusted Non-GAAP* Second Quarter 2016 Results:

•
Consolidated Adjusted Total Revenues* were $62.1 million, an increase of $12.8 million from $49.3 million in the second quarter 2015. The increase was primarily due to $26.8 million in revenue generated by Home Lending, partially offset by a $13.5 million decline in Structured Settlement's Spread Revenue* (i.e., realized & unrealized gains on unsecuritized finance receivables and related derivatives adjusted for the impact of prefundings) driven by a decrease in related TRB purchases.

•
Consolidated Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization ("Adjusted EBITDA*") was $11.0 million for the second quarter of 2016 compared to $8.9 million for the second quarter of 2015. The $2.1 million increase in consolidated Adjusted EBITDA* was due to the $8.0 million in Adjusted EBITDA* generated by Home Lending, partially offset by a $5.8 million decline in Structured Settlements' Adjusted EBITDA* that was principally due to the $13.5 million decline in Spread Revenue*.

Roger O. Gasper, J.G. Wentworth's newly appointed Chief Financial Officer, said, "I am delighted by the $8.0 million in Adjusted EBITDA* generated by Home Lending, which represents a $1.7 million, or 26.9% improvement over the segment's 2016's first quarter results that were driven by a $351.3 million (32.6%) and $277.2 million (48.8%) increase in locked loan and closed loan volume, respectively. Additionally, the $1.3 million improvement in Structured Settlement's Adjusted EBITDA* over the first quarter of 2016 demonstrates continued progress in the implementation of our cost savings initiatives that began late last year.  We are working hard to capitalize on our strengths and the momentum we've achieved in Home Lending, while simultaneously navigating the current challenges within the structured settlements industry."

Exhibit 99.1

Other Highlights:

•	The Company had cash and cash equivalents of $37.6 million as of June 30, 2016, an increase of $11.1 million over the $26.5 million in cash and cash equivalents as of March 31, 2016.

•
The Company completed additional cost reduction actions that resulted in a severance charge of $1.5 million in the second quarter of 2016 and $2.7 million on a year-to-date basis. As a result of these and other cost savings initiatives, we have an opportunity to achieve an additional $15 million in annual cost savings which are in addition to the previously announced annual targeted cost savings of $25 - $30 million.

* This earnings press release contains non-GAAP measures, which as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Results for the three and six month periods ended June 30, 2016 and 2015, descriptions of non-GAAP measures and reconciliations to GAAP figures are included in the accompanying financial information.
About The J.G. Wentworth Company®
The J.G. Wentworth Company® is focused on providing direct-to-consumer access to financing needs through a variety of solutions, including: mortgage lending and refinancing, structured settlement, annuity and lottery payment purchasing, prepaid cards, and access to providers of personal loans.
Mortgage loans are offered by J.G. Wentworth Home Lending, LLC NMLS ID # 2925 (www.nmlsconsumeraccess.org), 3350 Commission Court, Woodbridge, VA 22192; 888-349-3773.
For more information about The J.G. Wentworth Company®, visit www.jgw.com or use the information provided below.
Conference Call and Webcast
Management will host a webcast to discuss the second quarter 2016 financial results today, August 9, 2016, at 10:00 AM Eastern time. The webcast will include remarks from J.G. Wentworth's Chief Executive Officer, Stewart Stockdale, and Executive Vice President & Chief Financial Officer, Roger Gasper.
This call will be accompanied by a presentation and will be available via a webcast of the conference call live on the Investor Relations section of the Company's website listed below.
The J.G. Wentworth Company® Second Quarter 2016 Webcast.
Interested parties unable to access the conference call and view the presentation via the webcast through this link: The J.G. Wentworth Company® Second Quarter 2016 Webcast, may dial the Participant conference number: (877) 201-0168, Conference ID: 40896847.
A playback will be available through Tuesday, August 16th, 2016. To participate, utilize the dial-in information listed below:
Playback conference number: (855) 859-2056, Conference ID: 40896847. The presentation will be posted to the Company's website after the call.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as ''plans,'' ''expects'' or ''does expect,'' ''budget,'' ''forecasts,'' ''anticipates'' or ''does not anticipate,'' ''believes,'' ''intends,'' and similar expressions or statements that certain actions, events or results ''may,'' ''could,'' ''would,'' ''might,'' or ''will,'' be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements.  Consideration should also be given to the areas of risk set forth under the heading "Risk Factors" in our filings with the Securities and Exchange Commission, and as set forth more fully under "Part 1, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. These

Exhibit 99.1

risks and uncertainties include, among other things:  our ability to execute on our business strategy; our ability to successfully compete in the industries in which we operate; our dependence on the effectiveness of direct response marketing; our ability to retain and attract qualified senior management; any improper use of or failure to protect the personally identifiable information of past, current and prospective customers to which we have access; our ability to upgrade and integrate our operational and financial information systems, maintain uninterrupted access to such systems and adapt to technological changes in the industries in which we operate; our dependence on third parties, including our ability to maintain relationships with such third parties and our potential exposure to liability for the actions of such third parties; damage to our reputation and increased regulation of our industries which could result from unfavorable press reports about our business model; the accuracy of the estimates and assumptions of our financial models; infringement of our trademarks or service marks; our ability to maintain our state licenses or obtain new licenses in new markets; changes in, and our ability to comply with, any applicable federal, state and local laws and regulations governing us, including any applicable federal consumer financial laws enforced by the Consumer Financial Protection Bureau; our business model being susceptible to litigation; our ability to continue to purchase structured settlement payments and other financial assets; the public disclosure of the identities of structured settlement holders maintained in our proprietary database; our dependence on the opinions of certain credit rating agencies of the credit quality of our securitizations; our ability to complete future securitizations, other financings or sales on favorable terms; the insolvency of a material number of structured settlement issuers; adverse changes in the residential mortgage lending and real estate markets, including any increases in defaults or delinquencies, especially in geographic areas where our loans are concentrated; our ability to grow our loan origination volume, acquire mortgage servicing rights, or MSRs, and recapture loans that are refinanced; changes in the guidelines of government-sponsored entities, or GSEs, or any discontinuation of, or significant reduction in, the operation of GSEs; potential misrepresentations by borrowers, counterparties and other third parties; changes in prevailing interest rates and our ability to mitigate interest rate risk through hedging strategies; our ability to obtain sufficient working capital at attractive rates or obtain sufficient capital to meet the financing requirements of our business; our ability to remain in compliance with the terms of our substantial indebtedness and to refinance our term debt; our ability to raise additional capital as a result of our Class A common stock now being traded on the OTCQX® Market; and our ability to meet the ongoing eligibility standards of the OTCQX® Market.
Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Contacts:
The J.G. Wentworth Company®
Erik Hartwell, VP, Investor Relations
866-386-3853
investor@jgwentworth.com
or
Media Inquiries
The Glover Park Group
Becky Reeves
202-295-0139
breeves@gpg.com

Schedule A

The J.G. Wentworth Company
Condensed Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
	(Unaudited)
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$37,600	$57,322
Restricted cash and investments	134,577	136,780
VIE finance receivables, at fair value (1)	4,421,681	4,376,458
Other finance receivables, at fair value	9,261	9,689
VIE finance receivables, net of allowances for losses of $8,604 and $8,659, respectively (1)	90,899	99,874
Other finance receivables, net of allowances for losses of $1,611 and $1,707, respectively	9,130	10,468
Other receivables, net of allowances for losses of $270 and $273, respectively	17,783	16,285
Mortgage loans held for sale, at fair value (2)	228,229	124,508
Mortgage servicing rights, at fair value (2)	31,126	29,287
Premises and equipment, net of accumulated depreciation of $9,923 and $7,961, respectively	4,809	5,674
Intangible assets, net of accumulated amortization of $21,809 and $20,700, respectively	23,837	30,429
Goodwill	8,369	8,369
Marketable securities	79,430	84,994
Deferred tax assets, net	—	2,250
Other assets	76,965	82,577
Total Assets	$5,173,696	$5,074,964

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Accrued expenses and accounts payable	31,202	$21,548
Accrued interest	24,837	22,380
Term loan payable	441,680	440,181
VIE derivative liabilities, at fair value	74,813	66,519
VIE borrowings under revolving credit facilities and other similar borrowings	19,266	48,828
Other borrowings under revolving credit facilities and other similar borrowings	221,651	122,243
VIE long-term debt	196,941	199,363
VIE long-term debt issued by securitization and permanent financing trusts, at fair value	4,030,306	3,928,818
Other liabilities	51,669	65,106
Deferred tax liabilities, net	3,670	18,825
Installment obligations payable	79,430	84,994
Total Liabilities	5,175,465	5,018,805

Class A common stock, par value $0.00001 per share; 500,000,000 shares authorized, 16,271,224 issued and 15,729,152 outstanding as of June 30, 2016, 16,076,444 issued and 15,534,372 outstanding as of December 31, 2015	—	—
Class B common stock, par value $0.00001 per share; 500,000,000 shares authorized, 8,713,918 issued and outstanding as of June 30, 2016, 8,908,698 issued and outstanding as of December 31, 2015	—	—
Class C common stock, par value $0.00001 per share; 500,000,000 shares authorized, 0 issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	—	—
Additional paid-in-capital	105,377	104,713
Accumulated deficit	(97,645)	(70,765)
Accumulated other comprehensive income	—	—
	7,732	33,948
Less: treasury stock at cost, 542,072 shares as of June 30, 2016 and December 31, 2015, respectively	(2,138)	(2,138)
Total stockholders' equity, The J.G. Wentworth Company	5,594	31,810
Non-controlling interests	(7,363)	24,349
Total Stockholders' (Deficit) Equity	(1,769)	56,159
Total Liabilities and Stockholders' (Deficit) Equity	$5,173,696	$5,074,964

Schedule B

The J.G. Wentworth Company
Condensed Consolidated Statements of Operations - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands, except share and per share data)
REVENUES
Interest income	$47,561	$45,568	$101,220	$89,960
Realized and unrealized gains (losses) on VIE and other finance receivables, long-term debt and derivatives	6,623	15,581	(3,234)	55,320
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	20,630	—	37,286	—
Changes in mortgage servicing rights, net	962	—	1,839	—
Servicing, broker, and other fees	3,266	1,130	6,735	1,999
Loan origination fees	2,273	—	3,909	—
Realized and unrealized gains (losses) on marketable securities, net	1,409	(916)	1,546	914
Total Revenues	$82,724	$61,363	$149,301	$148,193

EXPENSES
Advertising	$14,325	$16,942	$28,298	$32,782
Interest expense	53,800	50,068	113,300	98,903
Compensation and benefits	20,498	9,418	39,043	22,216
General and administrative	6,979	4,733	14,088	9,372
Professional and consulting	4,752	4,861	8,409	9,299
Debt issuance	545	123	548	2,872
Securitization debt maintenance	1,414	1,494	2,846	2,990
Provision for losses	984	1,618	2,572	2,957
Direct subservicing costs	610	—	1,250	—
Depreciation and amortization	1,163	1,004	2,465	1,995
Installment obligations expense (income), net	1,947	(249)	2,462	2,071
Impairment charges	5,483	—	5,483	—
Total Expenses	$112,500	$90,012	$220,764	$185,457
Loss before income taxes	(29,776)	(28,649)	(71,463)	(37,264)
Benefit for income taxes	(6,266)	(2,016)	(12,905)	(5,171)
Net Loss	$(23,510)	$(26,633)	$(58,558)	$(32,093)
Less net loss attributable to non-controlling interests	(12,716)	(14,337)	(31,678)	(18,452)
Net loss attributable to The J.G. Wentworth Company	$(10,794)	$(12,296)	$(26,880)	$(13,641)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Weighted average shares of Class A common stock outstanding:
Basic	15,662,540	14,113,990	15,618,643	14,192,480
Diluted	15,662,540	14,113,990	15,618,643	14,192,480
Net loss per share attributable to stockholders of Class A common stock of The J.G. Wentworth Company
Basic	$(0.69)	$(0.87)	$(1.72)	$(0.96)
Diluted	$(0.69)	$(0.87)	$(1.72)	$(0.96)

Schedule C

Unaudited

The J.G. Wentworth Company

Reconciliation of Net Loss to Adjusted Net (Loss) Income and Adjusted EBITDA and other Non-GAAP Measures Used in this Release and the Related Presentation

We have historically reported Adjusted Net Income ("ANI"), a non-GAAP financial measure, as a measure of our results from operations. We define ANI as our net income (loss) under U.S. GAAP before non-cash compensation expenses, certain other expenses, provision for or benefit from income taxes, and for our Structured Settlement’s segment, amounts related to the consolidation of the securitization and permanent financing trusts we use to finance our business. We have historically used ANI as a measure of our performance because the operations of the associated variable interest entities do not impact the Structured Settlements segment's business performance. In addition, the add-backs described above are consistent with adjustments permitted under our senior secured credit facility (term loan) agreement.

In the previous quarter, we also began to report Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization ("Adjusted EBITDA"), another non-GAAP financial measure, as a measure of our results from operations since: (i) management uses Adjusted EBITDA to assess the Company's consolidated and reportable segments' performance, (ii) Adjusted EBITDA is an operating measure specifically used in the calculation of certain covenants within the Company's senior secured credit facility and (iii) Adjusted EBITDA is the operating metric used in determining whether performance-based restricted stock units issued in 2016 will vest. We define Adjusted EBITDA as ANI before the senior secured credit facility's interest expense, debt issuance costs, broker and legal fees incurred in connection with sale of finance receivables, and depreciation and amortization.

We also use the non-GAAP measures of Total Adjusted Revenue and Adjusted Realized & Unrealized Gains on Unsecuritized Finance Receivables and Related Derivatives ("Spread Revenue") as measures of our revenues, which we define as those measures under U.S. GAAP before the amounts related to the consolidation of the securitization and permanent financing trusts we use to finance our Structured Settlements business and adjusted for the impact of prefundings on unsecuritized finance receivables, as applicable. We also use the non-GAAP measure of Adjusted Total Expense, which we define as total expense under U.S. GAAP before non-cash compensation expenses, certain other expenses, provision for or benefit from income taxes, and for our Structured Settlement's segment, amounts related to the consolidation of the securitization and permanent financing trusts we use to finance the segment's business. We use these measures because we believe they represent useful measures of our revenues and expenses, as the operations of these variable interest entities also do not impact business performance.

We use Adjusted Cash Flow, a Non-GAAP financial measure, as a measure of our cash flows from operations. We define Adjusted Cash Flow as it is presented on the accompanying table. The Company believes Adjusted Cash Flow is useful to investors and management as a measure of cash generated by business operations that can be used to repay debt, invest in future growth or repurchase stock. This metric can also be used to evaluate the Company's ability to generate cash flow from business operations and the impact that this cash flow has on the Company's liquidity.

You should not consider ANI, Adjusted EBITDA, Total Adjusted Revenue, Spread Revenue, Total Adjusted Expense, or Adjusted Cash Flow in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, our presentation of ANI, Adjusted EBITDA, Total Adjusted Revenue, Spread Revenue, Total Adjusted Expense and Adjusted Cash Flow may not be comparable to other similarly titled measures of other companies.

A reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) to Adjusted EBITDA, which includes line items for Total Adjusted Revenue, Spread Revenue, and Total Adjusted Expense, for the three and six months ended June 30, 2016 and 2015, respectively, is provided below. Certain prior period numbers have been reclassified to conform with the current period's presentation.

Schedule C

 The J.G. Wentworth Company
Consolidated Reconciliation of Net Loss to Adjusted Net (Loss) Income* and Adjusted EBITDA* - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands, except share and per share data)
Net Loss	$(23,510)	$(26,633)	$(58,558)	$(32,093)
Adjustments to reflect de-consolidation of securitizations:
Elimination of unrealized loss on finance receivables, long-term debt and derivatives post securitization due to changes in interest rates	16,468	23,062	51,306	32,191
Elimination of interest income from securitized finance receivables	(43,729)	(41,267)	(93,544)	(81,236)
Interest income on retained interests in finance receivables	5,923	5,267	11,757	10,433
Servicing income on securitized finance receivables	1,299	1,316	2,639	2,631
Elimination of interest expense on long-term debt related to securitization and permanent financing trusts	36,790	35,679	79,827	69,887
Swap termination expense related to securitization entities	—	—	3,053	—
Professional fees relating to securitizations	1,414	1,494	2,846	2,990
Other expenses	12	10	17	13
Other adjustments:
Share based compensation	323	706	630	1,116
Income tax benefit	(6,266)	(2,016)	(12,905)	(5,171)
Impact of prefunding on unsecuritized finance receivables	1,392	(654)	(2,861)	1,618
Severance expense	1,499	35	2,739	2,272
Merger and acquisition related expense	—	685	—	1,279
Debt modification expense	1,807	—	2,355	—
Impairment charges and loss on disposal of assets	5,483	—	5,483	—
Adjusted Net Income (Loss)*	$(1,095)	$(2,316)	$(5,216)	$5,930
Term loan interest expense	10,104	10,044	20,192	20,001
Debt issuance	25	123	28	2,872
Broker and legal fees incurred in connection with sale of finance receivables	841	—	1,555	—
Depreciation and amortization	1,163	1,004	2,465	1,995
Adjusted EBITDA*	$11,038	$8,855	$19,024	$30,798

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies.

Schedule D

The J.G. Wentworth Company
Consolidated Reconciliation of Net Loss to ANI* and Adjusted EBITDA* - Unaudited
For the Three Months Ending June 30, 2016
(In thousands)

	GAAP Results	Deconsolidation of Securitizations	Impact of Prefunding on Unsecuritized Finance Receivables	Interest Income on Retained Interests	Share Based Compensation and Income Tax	Severance Expense	Debt Modification Expenses	Reclassification for Installment Obligation Payable	Impairment Charges	ANI*	Senior Credit Facility Interest	Debt Issuance Costs	Broker and Legal Fees Incurred in Connection with Sale of Finance Receivables	Depreciation and Amortization	Adjusted EBITDA*
REVENUES
Interest income	$47,561	$(43,729)	$—	$5,923	$—	$—	$—	$(538)	$—	$9,217	$—	$—	$—	$—	$9,217
Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives	6,623	16,468	1,392	—	—	—	—	—	—	24,483	—	—	—	—	24,483
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	20,630	—	—	—	—	—	—	—	—	20,630	—	—	—	—	20,630
Changes in mortgage servicing rights, net	962	—	—	—	—	—	—	—	—	962	—	—	—	—	962
Servicing, broker, and other fees	3,266	1,299	—	—	—	—	—	—	—	4,565	—	—	—	—	4,565
Loan origination fees	2,273	—	—	—	—	—	—	—	—	2,273	—	—	—	—	2,273
Realized and unrealized gains (losses) on marketable securities, net	1,409	—	—	—	—	—	—	(1,409)	—	—	—	—	—	—	—
Total Revenues	$82,724	$(25,962)	$1,392	$5,923	$—	$—	$—	$(1,947)	$—	$62,130	$—	$—	$—	$—	$62,130

EXPENSES
Advertising	$14,325	$—	$—	$—	$—	$—	$—	$—	$—	$14,325	$—	$—	$—	$—	$14,325
Interest expense	53,800	(36,790)	—	—	—	—	(1,082)	—	—	15,928	(10,104)	—	—	—	5,824
Compensation and benefits	20,498	—	—	—	(323)	(1,499)	—	—	—	18,676	—	—	—	—	18,676
General and administrative	6,979	(9)	—	—	—	—	—	—	—	6,970	—	—	(776)	—	6,194
Professional and consulting	4,752	(3)	—	—	—	—	(205)	—	—	4,544	—	—	(65)	—	4,479
Debt issuance	545	—	—	—	—	—	(520)	—	—	25	—	(25)	—	—	—
Securitization debt maintenance	1,414	(1,414)	—	—	—	—	—	—	—	—	—	—	—	—	—
Provision for losses	984	—	—	—	—	—	—	—	—	984	—	—	—	—	984
Direct subservicing costs	610	—	—	—	—	—	—	—	—	610	—	—	—	—	610
Depreciation and amortization	1,163	—	—	—	—	—	—	—	—	1,163	—	—	—	(1,163)	—
Installment obligations expense (income), net	1,947	—	—	—	—	—	—	(1,947)	—	—	—	—	—	—	—
Impairment charges	5,483	—	—	—	—	—	—	—	(5,483)	—	—	—	—	—	—
Total Expenses	$112,500	$(38,216)	$—	$—	$(323)	$(1,499)	$(1,807)	$(1,947)	$(5,483)	$63,225	$(10,104)	$(25)	$(841)	$(1,163)	$51,092
Loss before income taxes	(29,776)	12,254	1,392	5,923	323	1,499	1,807	—	5,483	(1,095)	10,104	25	841	1,163	11,038
Benefit for income taxes	(6,266)	—	—	—	6,266	—	—	—	—	—	—	—	—	—	—
Net Loss	$(23,510)	$12,254	$1,392	$5,923	$(5,943)	$1,499	$1,807	$—	$5,483	$(1,095)	$10,104	$25	$841	$1,163	$11,038

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule E

The J.G. Wentworth Company
Structured Settlement Payments Segment Reconciliation of Net Loss to ANI* and Adjusted EBITDA* - Unaudited
For the Three Months Ending June 30, 2016
(In thousands)

	GAAP Results	Deconsolidation of Securitizations	Impact of Prefunding on Unsecuritized Finance Receivables	Interest Income on Retained Interests	Share Based Compensation and Income Tax	Severance Expense	Debt Modification Expenses	Reclassification for Installment Obligation Payable	Impairment Charges	ANI*	Senior Credit Facility Interest	Debt Issuance Costs	Broker and Legal Fees Incurred in Connection with Sale of Finance Receivables	Depreciation and Amortization	Adjusted EBITDA*
REVENUES
Interest income	$46,507	$(43,729)	$—	$5,923	$—	$—	$—	$(538)	$—	$8,163	$—	$—	$—	$—	$8,163
Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives	6,623	16,468	1,392	—	—	—	—	—	—	24,483	—	—	—	—	24,483
Servicing, broker, and other fees	1,423	1,299	—	—	—	—	—	—	—	2,722	—	—	—	—	2,722
Realized and unrealized gains (losses) on marketable securities, net	1,409	—	—	—	—	—	—	(1,409)	—	—	—	—	—	—	—
Total Revenues	$55,962	$(25,962)	$1,392	$5,923	$—	$—	$—	$(1,947)	$—	$35,368	$—	$—	$—	$—	$35,368

EXPENSES
Advertising	$11,809	$—	$—	$—	$—	$—	$—	$—	$—	$11,809	$—	$—	$—	$—	$11,809
Interest expense	52,335	(36,790)	—	—	—	—	(1,082)	—	—	14,463	(10,104)	—	—	—	4,359
Compensation and benefits	8,794	—	—	—	(323)	(1,499)	—	—	—	6,972	—	—	—	—	6,972
General and administrative	5,191	(9)	—	—	—	—	—	—	—	5,182	—	—	(776)	—	4,406
Professional and consulting	4,263	(3)	—	—	—	—	(205)	—	—	4,055	—	—	(65)	—	3,990
Debt issuance	545	—	—	—	—	—	(520)	—	—	25	—	(25)	—	—	—
Securitization debt maintenance	1,414	(1,414)	—	—	—	—	—	—	—	—	—	—	—	—	—
Provision for losses	763	—	—	—	—	—	—	—	—	763	—	—	—	—	763
Depreciation and amortization	735	—	—	—	—	—	—	—	—	735	—	—	—	(735)	—
Installment obligations expense (income), net	1,947	—	—	—	—	—	—	(1,947)	—	—	—	—	—	—	—
Impairment charges	5,483	—	—	—	—	—	—	—	(5,483)	—	—	—	—	—	—
Total Expenses	$93,279	$(38,216)	$—	$—	$(323)	$(1,499)	$(1,807)	$(1,947)	$(5,483)	$44,004	$(10,104)	$(25)	$(841)	$(735)	$32,299
Loss before income taxes	(37,317)	12,254	1,392	5,923	323	1,499	1,807	—	5,483	(8,636)	10,104	25	841	735	3,069
Benefit for income taxes	(6,266)	—	—	—	6,266	—	—	—	—	—	—	—	—	—	—
Net Loss	$(31,051)	$12,254	$1,392	$5,923	$(5,943)	$1,499	$1,807	$—	$5,483	$(8,636)	$10,104	$25	$841	$735	$3,069

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule F

The J.G. Wentworth Company
Home Lending Segment Reconciliation of Net Income to ANI* and Adjusted EBITDA* - Unaudited
For the Three Months Ending June 30, 2016
(In thousands)

	GAAP Results	Share Based Compensation	ANI*	Depreciation and Amortization	Adjusted EBITDA*
REVENUES
Interest income	$1,054	$—	$1,054	$—	$1,054
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	20,630	—	20,630	—	20,630
Changes in mortgage servicing rights, net	962	—	962	—	962
Servicing, broker, and other fees	1,843	—	1,843	—	1,843
Loan origination fees	2,273	—	2,273	—	2,273
Total Revenues	$26,762	$—	$26,762	$—	$26,762

EXPENSES
Advertising	$2,516	—	2,516	—	2,516
Interest expense	1,465	—	1,465	—	1,465
Compensation and benefits	11,704	—	11,704	—	11,704
General and administrative	1,788	—	1,788	—	1,788
Professional and consulting	489	—	489	—	489
Provision for losses	221	—	221	—	221
Direct subservicing costs	610	—	610	—	610
Depreciation and amortization	428	—	428	(428)	—
Total Expenses	$19,221	$—	$19,221	$(428)	$18,793
Loss before income taxes	7,541	—	7,541	428	7,969
Benefit for income taxes	—	—	—	—	—
Net Income	$7,541	$—	$7,541	$428	$7,969

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule G

The J.G. Wentworth Company
Consolidated Reconciliation of Net Loss to ANI* and Adjusted EBITDA* - Unaudited
For the Three Months Ending June 30, 2015
(In thousands)

	GAAP Results	Deconsolidation of Securitizations	Impact of Prefunding on Unsecuritized Finance Receivables	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance Expense	Mergers and Acquisitions	Reclassification for Installment Obligation Payable	ANI*	Senior Credit Facility Interest	Debt Issuance Costs	Depreciation and Amortization	Adjusted EBITDA*
REVENUES
Interest income	$45,568	$(41,267)	$—	$5,267	$—	$—	$—	$—	$(667)	$8,901	$—	$—	$—	$8,901
Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives	15,581	23,062	(654)	—	—	—	—	—	—	37,989	—	—	—	37,989
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Changes in mortgage servicing rights, net	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Servicing, broker, and other fees	1,130	1,316	—	—	—	—	—	—	—	2,446	—	—	—	2,446
Loan origination fees	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Realized and unrealized gains (losses) on marketable securities, net	(916)	—	—	—	—	—	—	—	916	—	—	—	—	—
Total Revenues	$61,363	$(16,889)	$(654)	$5,267	$—	$—	$—	$—	$249	$49,336	$—	$—	$—	$49,336

EXPENSES
Advertising	$16,942	$—	$—	$—	$—	$—	$—	$—	$—	$16,942	$—	$—	$—	$16,942
Interest expense	50,068	(35,679)	—	—	—	—	—	—	—	14,389	(10,044)	—	—	4,345
Compensation and benefits	9,418	—	—	—	(706)	—	(35)	—		8,677	—	—	—	8,677
General and administrative	4,733	—	—	—	—	—	—	(10)	—	4,723	—	—	—	4,723
Professional and consulting	4,861	—	—	—	—	—	—	(685)	—	4,176	—	—	—	4,176
Debt issuance	123	—	—	—	—	—	—	—	—	123	—	(123)	—	—
Securitization debt maintenance	1,494	(1,494)	—	—	—	—	—	—	—	—	—	—	—	—
Provision for losses	1,618	—	—	—	—	—	—	—	—	1,618	—	—	—	1,618
Direct subservicing costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	1,004	—	—	—	—	—	—	—	—	1,004	—	—	(1,004)	—
Installment obligations expense (income), net	(249)	—	—	—	—	—	—	—	249	—	—	—	—	—
Impairment charges	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total Expenses	$90,012	$(37,173)	$—	$—	$(706)	$—	$(35)	$(695)	$249	$51,652	$(10,044)	$(123)	$(1,004)	$40,481
Loss before income taxes	(28,649)	20,284	(654)	5,267	706	—	35	695	—	(2,316)	10,044	123	1,004	8,855
Benefit for income taxes	(2,016)	—	—	—	—	2,016	—	—	—	—	—	—	—	—
Net Loss	$(26,633)	$20,284	$(654)	$5,267	$706	$(2,016)	$35	$695	$—	$(2,316)	$10,044	$123	$1,004	$8,855

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule H

The J.G. Wentworth Company
Consolidated Reconciliation of Net Loss to ANI* and Adjusted EBITDA* - Unaudited
For the Six Months Ended June 30, 2016
(In thousands)

	GAAP Results	Deconsolidation of Securitizations	Impact of Prefunding on Unsecuritized Finance Receivables	Interest Income on Retained Interests	Share Based Compensation and Income Tax	Severance Expense	Debt Modification Expenses	Reclassification for Installment Obligation Payable	Impairment Charges	ANI*	Senior Credit Facility Interest	Debt Issuance Costs	Broker and Legal Fees Incurred in Connection with Sale of Finance Receivables	Depreciation and Amortization	Adjusted EBITDA*
REVENUES
Interest income	$101,220	$(93,544)	$—	$11,757	$—	$—	$—	$(916)	$—	$18,517	$—	$—	$—	$—	$18,517
Realized and unrealized (losses) gains on VIE and other finance receivables, long-term debt and derivatives	(3,234)	54,359	(2,861)	—	—	—	—	—	—	48,264	—	—	—	—	48,264
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	37,286	—	—	—	—	—	—	—	—	37,286	—	—	—	—	37,286
Changes in mortgage servicing rights, net	1,839	—	—	—	—	—	—	—	—	1,839	—	—	—	—	1,839
Servicing, broker, and other fees	6,735	2,639	—	—	—	—	—	—	—	9,374	—	—	—	—	9,374
Loan origination fees	3,909	—	—	—	—	—	—	—	—	3,909	—	—	—	—	3,909
Realized and unrealized gains on marketable securities, net	1,546	—	—	—	—	—	—	(1,546)	—	—	—	—	—	—	—
Total Revenues	$149,301	$(36,546)	$(2,861)	$11,757	$—	$—	$—	$(2,462)	$—	$119,189	$—	$—	$—	$—	$119,189

EXPENSES
Advertising	$28,298	$—	$—	$—	$—	$—	$—	$—	$—	$28,298	$—	$—	$—	$—	$28,298
Interest expense	113,300	(79,827)	—	—	—	—	(1,631)	—	—	31,842	(20,192)	—	—	—	11,650
Compensation and benefits	39,043	—	—	—	(630)	(2,739)	—	—	—	35,674	—	—	—	—	35,674
General and administrative	14,088	(14)	—	—	—	—	—	—	—	14,074	—	—	(1,415)	—	12,659
Professional and consulting	8,409	(3)	—	—	—	—	(204)	—	—	8,202	—	—	(140)	—	8,062
Debt issuance	548	—	—	—	—	—	(520)	—	—	28	—	(28)	—	—	—
Securitization debt maintenance	2,846	(2,846)	—	—	—	—	—	—	—	—	—	—	—	—	—
Provision for losses	2,572	—	—	—	—	—	—	—	—	2,572	—	—	—	—	2,572
Direct subservicing costs	1,250	—	—	—	—	—	—	—	—	1,250	—	—	—	—	1,250
Depreciation and amortization	2,465	—	—	—	—	—	—	—	—	2,465	—	—	—	(2,465)	—
Installment obligations (income) expense, net	2,462	—	—	—	—	—	—	(2,462)	—	—	—	—	—	—	—
Impairment charges	5,483	—	—	—	—	—	—	—	(5,483)	—	—	—	—	—	—
Total Expenses	$220,764	$(82,690)	$—	$—	$(630)	$(2,739)	$(2,355)	$(2,462)	$(5,483)	$124,405	$(20,192)	$(28)	$(1,555)	$(2,465)	$100,165
Loss before income taxes	(71,463)	46,144	(2,861)	11,757	630	2,739	2,355	—	5,483	(5,216)	20,192	28	1,555	2,465	19,024
Benefit for income taxes	(12,905)	—	—	—	12,905	—	—	—	—	—	—	—	—	—	—
Net Loss	$(58,558)	$46,144	$(2,861)	$11,757	$(12,275)	$2,739	$2,355	$—	$5,483	$(5,216)	$20,192	$28	$1,555	$2,465	$19,024

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule I

The J.G. Wentworth Company
Structured Settlement Payments Segment Reconciliation of Net Loss to ANI* and Adjusted EBITDA* - Unaudited
For the Six Months Ended June 30, 2016
(In thousands)

	GAAP Results	Deconsolidation of Securitizations	Impact of Prefunding on Unsecuritized Finance Receivables	Interest Income on Retained Interests	Share Based Compensation and Income Tax	Severance Expense	Debt Modification Expenses	Reclassification for Installment Obligation Payable	Impairment Charges	ANI*	Senior Credit Facility Interest	Debt Issuance Costs	Broker and Legal Fees Incurred in Connection with Sale of Finance Receivables	Depreciation and Amortization	Adjusted EBITDA*
REVENUES
Interest income	$99,509	$(93,544)	$—	$11,757	$—	$—	$—	$(916)	$—	$16,806	$—	$—	$—	$—	$16,806
Realized and unrealized (losses) gains on VIE and other finance receivables, long-term debt and derivatives	(3,234)	54,359	(2,861)	—	—	—	—	—	—	48,264	—	—	—	—	48,264
Servicing, broker, and other fees	2,840	2,639	—	—	—	—	—	—	—	5,479	—	—	—	—	5,479
Realized and unrealized gains on marketable securities, net	1,546	—	—	—	—	—	—	(1,546)	—	—	—	—	—	—	—
Total Revenues	$100,661	$(36,546)	$(2,861)	$11,757	$—	$—	$—	$(2,462)	$—	$70,549	$—	$—	$—	$—	$70,549

EXPENSES
Advertising	$23,840	$—	$—	$—	$—	$—	$—	$—	$—	$23,840	$—	$—	$—	$—	$23,840
Interest expense	110,710	(79,827)	—	—	—	—	(1,631)	—	—	29,252	(20,192)	—	—	—	9,060
Compensation and benefits	17,991	—	—	—	(630)	(2,359)	—	—	—	15,002	—	—	—	—	15,002
General and administrative	10,536	(14)	—	—	—	—	—	—	—	10,522	—	—	(1,415)	—	9,107
Professional and consulting	7,450	(3)	—	—	—	—	(204)	—	—	7,243	—	—	(140)	—	7,103
Debt issuance	548	—	—	—	—	—	(520)	—	—	28	—	(28)	—	—	—
Securitization debt maintenance	2,846	(2,846)	—	—	—	—	—	—	—	—	—	—	—	—	—
Provision for losses	1,660	—	—	—	—	—	—	—	—	1,660	—	—	—	—	1,660
Depreciation and amortization	1,611	—	—	—	—	—	—	—	—	1,611	—	—	—	(1,611)	—
Installment obligations (income) expense, net	2,462	—	—	—	—	—	—	(2,462)	—	—	—	—	—	—	—
Impairment charges	5,483	—	—	—	—	—	—	—	(5,483)	—	—	—	—	—	—
Total Expenses	$185,137	$(82,690)	$—	$—	$(630)	$(2,359)	$(2,355)	$(2,462)	$(5,483)	$89,158	$(20,192)	$(28)	$(1,555)	$(1,611)	$65,772
Loss before income taxes	(84,476)	46,144	(2,861)	11,757	630	2,359	2,355	—	5,483	(18,609)	20,192	28	1,555	1,611	4,777
Benefit for income taxes	(12,905)	—	—	—	12,905	—	—	—	—	—	—	—	—	—	—
Net Loss	$(71,571)	$46,144	$(2,861)	$11,757	$(12,275)	$2,359	$2,355	$—	$5,483	$(18,609)	$20,192	$28	$1,555	$1,611	$4,777

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule J

The J.G. Wentworth Company
Home Lending Segment Reconciliation of Net Income to ANI* and Adjusted EBITDA* - Unaudited
For the Six Months Ended June 30, 2016
(In thousands)

	GAAP Results	Severance Expense	ANI*	Depreciation and Amortization	Adjusted EBITDA*
REVENUES
Interest income	$1,711	$—	$1,711	$—	$1,711
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	37,286	—	37,286	—	37,286
Changes in mortgage servicing rights, net	1,839	—	1,839	—	1,839
Servicing, broker, and other fees	3,895	—	3,895	—	3,895
Loan origination fees	3,909	—	3,909	—	3,909
Total Revenues	$48,640	$—	$48,640	$—	$48,640

EXPENSES
Advertising	$4,458	$—	$4,458	$—	$4,458
Interest expense	2,590	—	2,590	—	2,590
Compensation and benefits	21,052	(380)	20,672	—	20,672
General and administrative	3,552	—	3,552	—	3,552
Professional and consulting	959	—	959	—	959
Provision for losses	912	—	912	—	912
Direct subservicing costs	1,250	—	1,250	—	1,250
Depreciation and amortization	854	—	854	(854)	—
Total Expenses	$35,627	$(380)	$35,247	$(854)	$34,393
Loss before income taxes	13,013	380	13,393	854	14,247
Benefit for income taxes	—	—	—	—	—
Net Income	$13,013	$380	$13,393	$854	$14,247

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule K

The J.G. Wentworth Company
Consolidated Reconciliation of Net Loss to ANI* and Adjusted EBITDA* - Unaudited
For the Six Months Ended June 30, 2015
(In thousands)

	GAAP Results	Deconsolidation of Securitizations	Impact of Prefunding on Unsecuritized Finance Receivables	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance Expense	Mergers and Acquisitions	Reclassification for Installment Obligation Payable	ANI*	Senior Credit Facility Interest	Debt Issuance Costs	Depreciation and Amortization	Adjusted EBITDA*
REVENUES
Interest income	$89,960	$(81,236)	$—	$10,433	$—	$—	$—	$—	$(1,157)	$18,000	$—	$—	$—	$18,000
Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives	55,320	32,191	1,618	—	—	—	—	—	—	89,129	—	—	—	89,129
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Changes in mortgage servicing rights, net	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Servicing, broker, and other fees	1,999	2,631	—	—	—	—	—	—	—	4,630	—	—	—	4,630
Loan origination fees	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Realized and unrealized gains (losses) on marketable securities, net	914	—	—	—	—	—	—	—	(914)	—	—	—	—	—
Total Revenues	$148,193	$(46,414)	$1,618	$10,433	$—	$—	$—	$—	$(2,071)	$111,759	$—	$—	$—	$111,759

EXPENSES
Advertising	$32,782	$—	$—	$—	$—	$—	$—	$—	$—	$32,782	$—	$—	$—	$32,782
Interest expense	98,903	(69,887)	—	—	—	—	—	—	—	29,016	(20,001)	—	—	9,015
Compensation and benefits	22,216	—	—	—	(1,116)	—	(2,272)	—	—	18,828	—	—	—	18,828
General and administrative	9,372	—	—	—	—	—	—	(13)	—	9,359	—	—	—	9,359
Professional and consulting	9,299	—	—	—	—	—	—	(1,279)	—	8,020	—	—	—	8,020
Debt issuance	2,872	—	—	—	—	—	—	—	—	2,872	—	(2,872)	—	—
Securitization debt maintenance	2,990	(2,990)	—	—	—	—	—	—	—	—	—	—	—	—
Provision for losses	2,957	—	—	—	—	—	—	—	—	2,957	—	—	—	2,957
Direct subservicing costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	1,995	—	—	—	—	—	—	—	—	1,995	—	—	(1,995)	—
Installment obligations expense (income), net	2,071	—	—	—	—	—	—	—	(2,071)	—	—	—	—	—
Impairment charges	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total Expenses	$185,457	$(72,877)	$—	$—	$(1,116)	$—	$(2,272)	$(1,292)	$(2,071)	$105,829	$(20,001)	$(2,872)	$(1,995)	$80,961
Loss before income taxes	(37,264)	26,463	1,618	10,433	1,116	—	2,272	1,292	—	5,930	20,001	2,872	1,995	30,798
Benefit for income taxes	(5,171)	—	—	—	—	5,171	—	—	—	—	—	—	—	—
Net Loss	$(32,093)	$26,463	$1,618	$10,433	$1,116	$(5,171)	$2,272	$1,292	$—	$5,930	$20,001	$2,872	$1,995	$30,798

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule L

The J.G. Wentworth Company
Consolidated Adjusted Cash Flow* of Operations - Unaudited
(In thousands)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
Purchases of finance receivables	$(106,993)	$(104,247)	$(96,141)	$(88,605)	$(71,674)	$(66,892)
Gross proceeds from revolving credit facilities	89,468	27,949	421,338	601,257	614,665	909,164
Issuance of VIE long-term debt	216,955	3,274	187,103	107,367	2,275	3,395
Repayments of revolving credit facilities	(70,092)	(24,992)	(382,016)	(639,667)	(566,019)	(887,965)
Collections on finance receivables	128,476	140,621	148,265	137,102	133,133	131,295
Repayment of long-term debt and derivatives	(84,985)	(70,868)	(89,057)	(85,835)	(86,511)	(79,186)
Payments for debt issuance costs	—	—	(703)	(39)	—	(1,500)
Net proceeds from sale of finance receivables	—	—	—	21,949	91,335	120,787
Changes in restricted cash and investments	(6,052)	73,654	(63,014)	61,594	5,246	(3,043)
Servicing, broker, and other fees	881	1,118	2,154	3,863	3,469	3,266
Loss on swap terminations, net	(275)	—	—	—	(4,374)	(165)
Loan origination fees	—	—	1,032	1,511	1,636	2,273
Originations and purchases of mortgage loans held for sale	—	—	(352,641)	(495,276)	(574,662)	(851,810)
Proceeds from sale and principal payments on mortgage loans held for sale	—	—	362,723	509,803	524,130	832,975
Subtotal	$167,383	$46,509	$139,043	$135,024	$72,649	$112,594

Advertising	15,840	16,942	16,946	14,092	13,975	14,325
Cash paid for interest	58,322	57,781	59,467	60,505	59,609	59,052
Compensation and benefits	12,798	9,418	14,210	16,230	18,545	20,498
General and administrative	4,639	4,733	5,307	6,378	7,109	6,979
Professional and consulting	4,438	4,861	6,542	5,645	3,657	4,752
Debt issuance	2,749	123	2,220	1,649	3	545
Securitization debt maintenance	1,496	1,494	1,463	1,459	1,432	1,414
Direct subservicing costs	—	—	—	948	640	610
Subtotal	$100,282	$95,352	$106,155	$106,906	$104,970	$108,175
Share-based compensation expense included in compensation and benefits	410	706	273	(98)	307	323
Adjusted Cash Flow*	$67,511	$(48,137)	$33,161	$28,020	$(32,014)	$4,742

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule M

The J.G. Wentworth Company
Reconciliation of Adjusted Cash Flow* to Net (Decrease) Increase in
Cash & Cash Equivalents & End of Period Balances - Unaudited
(In thousands)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
Adjusted Cash Flow*	$67,511	$(48,137)	$33,161	$28,105	$(32,014)	$4,742
Adjustments to reconcile Adjusted Cash Flow* to net (decrease) increase in cash and cash equivalents per Consolidated Statement of Cash Flows
Purchase of Home Lending, net of cash acquired	—	—	(46,595)	(813)	(7,630)	—
Purchases of premises and equipment, net of sales proceeds	(905)	(812)	(1,154)	(221)	(260)	(231)
Purchases of treasury stock	(2,797)	(9,022)	(2,652)	—	—	—
Subtotal	$(3,702)	$(9,878)	$(50,418)	$(1,085)	$(7,890)	$(231)
Changes in other assets	388	(562)	190	903	7,845	(1,558)
Changes in other receivables	2,092	(1,906)	(1,733)	3,230	(470)	(1,028)
Changes in accrued expenses and accounts payable	5,353	2,710	(135)	(8,949)	1,354	8,300
Changes in other liabilities	396	644	602	(4,544)	(620)	(269)
Other reconciling items	173	(639)	(2,061)	3,965	938	1,179
Subtotal	$8,402	$247	$(3,137)	$(5,395)	$9,047	$6,624
Net (decrease) increase in cash and cash equivalents	72,211	(57,768)	(20,394)	21,625	(30,857)	11,135
Cash and cash equivalents at beginning of period	41,648	113,859	56,091	35,697	57,322	26,465
Cash and cash equivalents at end of period	$113,859	$56,091	$35,697	$57,322	$26,465	$37,600

Restricted cash and investments at end of period	$204,258	$130,604	$198,374	$136,780	$131,534	$134,577

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule N

The J.G. Wentworth Company
Consolidated Selected Quarterly Data - Unaudited
(Dollars in thousands)

	Q1 2015	Q2 2015	Q1 2016	Q2 2016
Consolidated
Net Loss	$(5,460)	$(26,633)	$(35,050)	$(23,510)
Net loss attributable to The J.G. Wentworth Company	$(1,345)	$(54,974)	$(16,087)	$(10,794)
Adjusted Net (Loss) Income*	$8,246	$(2,316)	$(4,124)	$(1,095)
Adjusted EBITDA*	$21,943	$8,855	$7,982	$11,038

Weighted Average Diluted Shares	14,271,842	14,113,990	15,574,746	15,729,152
All-in shares (1)*	28,597,051	28,033,035	28,737,655	28,737,655
Diluted EPS	$(0.09)	$(0.87)	$(1.03)	$(0.69)

Structured Settlement Payments Segment
Total Receivables Balance (TRB) Purchases
Guaranteed structured settlements, annuities and lotteries	$234,972	$231,654	$166,384	$148,019
Life contingent structured settlements and annuities	19,499	26,807	37,300	24,626
Pre-settlement fundings	6,360	4,404	—	—
Total TRB Purchases	$260,831	$262,865	$203,684	$172,645

Spread Revenue (2)*	$50,547	$37,989	$23,781	$24,482
TRB Spread Margin (3)*	19.90%	14.70%	11.68%	14.18%

Home Lending Segment
Mortgage Originations:
Locked - Units	N/A	N/A	3,978	5,505
Locked - Loan Volume	N/A	N/A	$1,077,097	$1,428,427
Closed - Units	N/A	N/A	2,064	3,230
Closed - Loan Volume	N/A	N/A	$568,302	$845,533

Mortgage Servicing:
Loan count - servicing	N/A	N/A	13,181	13,778
Average loan amount	N/A	N/A	$239	$239
Average interest rate	N/A	N/A	3.72%	3.68%
*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

(1)
Represents the weighted average number of outstanding shares of Class A common stock if all Common Interests in The J.G. Wentworth Company, LLC were exchanged. Calculated as the sum of: (a) the weighted average number of Common Interests outstanding and (b) the impact of dilutive potential common shares.

(2)	Spread Revenue is defined as realized & unrealized gains on unsecuritized finance receivables and related derivatives adjusted for the impact of prefundings.

(3)	TRB Spread Margin is defined as Spread Revenue / TRB Purchases related to guaranteed and life contingent structured settlements, annuities and lotteries.